Exhibit 5.1

                                December 17, 2002

Pinnacle West Capital Corporation
400 North Fifth Street
Phoenix, Arizona 85004

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Pinnacle West Capital Corporation, an Arizona corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3, No. 333-101457 filed with the Securities and Exchange Commission (the "Commission") by the Company on November 25, 2002 and declared effective by the Commission on December 5, 2002 and the registration statement on Form S-3, No. 333-52476 filed with the Commission by the Company on December 21, 2000 and declared effective by the Commission on January 11, 2001 (collectively, the "Registration Statements"). The Registration Statements relate to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations (the "Rules") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of common stock, no par value, of the Company ("Common Stock") and other securities, with an aggregate initial public offering price of up to $600,000,000. We have also acted as counsel to the Company in connection with the offering and sale of 5,700,000 shares (the "Firm Shares"), pursuant to the Underwriting Agreement dated December 17, 2002 (the "Underwriting Agreement") between the Company and the underwriters named therein (the "Underwriters"), and, at the election of the Underwriters, up to 855,000 additional shares (the "Optional Shares" and together with the Firm Shares, the "Offered Shares").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We have examined (i) the Registration Statements; (ii) the definitive prospectus, dated December 5, 2002, and the prospectus supplement dated December 17, 2002 (the "Prospectus Supplement") (such prospectus, Prospectus Supplement, and all material incorporated therein by reference being hereinafter referred to as the "Prospectus"), relating to the Offered Shares; (iii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect; (iv) the Bylaws of the Company as currently in effect; (v) the resolutions adopted by the Board of Directors of the Company and by the Special Committee of the Board of Directors of the Company relating to the filing of the Registration Statements and the offering and sale of the Offered Shares; and (vi) the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such
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Pinnacle West Capital Corporation
December 17, 2002
Page 2

agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that, upon the issuance and delivery of the Offered Shares in accordance with the Underwriting Agreement and receipt by the Company of the consideration therefor set forth in the Prospectus, and further assuming that the Offered Shares have been duly authenticated, executed, countersigned, registered and delivered upon payment therefor, the Offered Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Arizona and the laws of the United States of America. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        Snell & Wilmer LLP

                                        Snell & Wilmer LLP